EXHIBIT 10.57

LR1. Date of Lease	3rd June 2013
LR2. Title number(s)	LR2.1 Landlord’s title number(s) NGL634023 LR2.1 Landlord’s title number(s) None
LR3. Parties to this lease
Landlord

Maestro Properties Limited (Company No. 02338756)
Whose registered office is at 1/3 Canfield Place London
NW6 3BT

Tenant

Photo Therapeutics Limited (Company No. 03475828)
Whose registered office is at Unit 1 Kingfisher House
Juniper Drive London SW18 1TX

Other Parties (Surety)

PhotoMedex, Inc. (Company No. 2928081) of 47 Keystone
Drive, Montgomeryville, PA  18936 USA

LR4. Property	The property described in Part 1 of Schedule 1 In the case of a conflict between this clause and the remainder of this lease then, for the purposes of registration, this clause shall prevail.
LR5. Prescribed statements etc.	None
LR6. Term for which the Property is leased	The term as specified in this lease at clause 2
LR7. Premium	None
LR8. Prohibitions or restrictions on disposing of this lease	This lease contains a provision that prohibits or restricts dispositions.

LR9. Rights of acquisition etc.	None
LRlO. Restrictive covenants given in this lease by the Landlord in respect of land other than the Property	The covenants set out in clause 3(30)
LRll. Easements
LRll.l Easements granted by this lease for the benefit
of the Property

The easements set out in Schedule 1, Part 2

LRl1.2 Easements granted or reserved by this lease
over the Property for the benefit of other property

The easements set out in Schedule 1, Part 3

LR12. Estate rentcharge burdening the Property	None
LR13. Application for standard form of restriction	None
LR14. Declaration of trust where there is more than one person comprising the Tenant.	None

THIS LEASE is made the 3rd day of June   2013

BETWEEN MAESTRO PROPERTIES LIMITED (Company No. 02338756) whose registered office is at 1/3 Canfield Place London NW6 3BT (hereinafter called "the Landlord") of the first part PHOTO THERAPEUTICS LIMITED (Company No. 03475828) whose registered office is at Unit 1 Kingfisher House Juniper Drive London SW18 lTX (hereinafter called "the Tenant") of the second part and PHOTOMEDEX, INC (Company No. 2928081) a company incorporated in the State of Pennsylvania in the United States of America of 47 Keystone Drive, Montgomeryville, P A 18936 USA (hereinafter called "the Surety") of the third part

WITNESSETH as follows:-

1.          (1)          IN this Lease where the context so admits:-
(a)           "The Landlord" includes the person for the time being entitled to the reversion immediately expectant on the term hereby granted

(b)           "The Tenant" includes the successors and assigns of the tenant and all persons claiming through or under the Tenant

(c)           "The demised premises" means the property described in Part 1 of the Schedule hereto together with all fixtures and fittings and plant machinery and equipment therein and all additions and improvements thereto and all structures buildings or other things from time to time thereon

(d)           "The Building" means the building known as 1051109 Sumatra Road London NW6 1 PL Together with the land and appurtenances thereof of which the demised premises form part

(e)           Any reference to any Act of Parliament includes any modification or reenactment thereof for the time being in force and every instrument order direction regulation bye-law permission licence consent condition scheme and other such matter made in pursuance of any such Act

(f)           A reference to the Planning Acts includes (where appropriate) references to the Town and Country Planning Act 1990 the Planning (Listed Buildings & Conservation Areas) Act 1990 the Planning (Hazardous Substances) Act 1990 the Planning (Consequential Provisions) Act 1990 the Planning and Compensation Act 1991 and the Planning and Compulsory Purchase Act 2004

(g)           References to the Superior Landlord shall include its successors in title and shall include all superior landlords however remote
(h)             Where under the terms of this underlease the consent of the Landlord is required for any act or matter the consent of the Superior Landlord 11l1der the terms of the Headlease shall also be required wherever requisite PROVIDED that nothing in this underlease shall be construed as imposing on the Superior Landlord any obligation (or indicating that such obligation is imposed on the Superior Landlord by virtue of the terms of the Headlease) not to refuse any such consent unreasonably
(j)             Reference to any right exercisable by the Landlord or any right exercisable by the Tenant in common with the Landlord shall be construed as including (where appropriate) the exercise of such right:
(i)   by the Superior Landlord and all persons authorised by the Superior Landlord and
(ii)            in common with all other persons having a like right
(2)           Where there are two or more persons included in the term "the Tenant" or in the term "the Surety" the covenants expressed to be made by the Tenant or the Surety (as the case may be) shall be deemed to be made by such persons jointly and severally
2.           IN consideration of the rents hereby reserved and the covenants on the part of the Tenant hearing contained the Landlord with full title guarantee DEMISES to the Tenant the demised premises together with the rights appurtenant thereto as set forth in Part
2 of the Schedule hereto but except and reserving unto the Landlord as mentioned in Part 3 of the Schedule hereto TO HOLD for the term commencing on and including the 25th day of March 2013 and expiring on the 24th day of March 2023 (determinable as provided below) PAYING to the Landlord without any deduction other than in accordance with any statutory powers of deduction of a Tenant the yearly rent set out in Schedule II as therein specified and such other rents as are hereinafter mentioned

3.           THE Tenant covenants with the Landlord:-
(1)          To pay the rents hereby reserved as herein provided without any deduction except as aforesaid to the Landlord's managing agents or other person previously specified in writing by the Landlord

(2)           To pay to the Landlord without deduction or set-off except as aforesaid and as additional rent on demand
(a)           56% of the amount expended by the Landlord in fulfilling its obligations under clause 4(2)(a)(i) and

(b)           the whole of the amount expended by the Landlord in fulfilling its obligations under clause 4(2)( a)(ii)

(c)           the whole of the amount expended by the Landlord in fulfilling its obligations under clause 4(3) insofar as they relate to parts of the Building up to and including

(i)          the level of the upper surface of the first floor slab;

(ii)          in the case of the roof at first floor level the asphalt or other roof covering and insulation thereto; and

in the case of such repairs such sum as the Landlord (acting reasonably) may determine for making reasonable and adequate provision for future expenditure on such of the above items as require periodic attention

(3)           (a)          To pay (or as the case may be reimburse the Landlord in respect of) all rates taxes duties assessments outgoings and impositions whatsoever of an annual or recurring nature (whether imposed by statute or otherwise and whether parliamentary or parochial or of a national or local character and even though of a wholly novel character) in respect of the premises now or at any time assessed or charged on the premises or part thereof or payable by the owner or occupier in respect thereof including a due proportion of such payments as aforesaid as may be assessed charged or payable on or in respect of the premises together with other premises except tax charged on the Landlord in respect of any rents arising under this Lease or in respect of any consideration or payment arising on any dealing with any reversion immediately or immediately expectant on the term hereby created (such proportion to be determined in the absence of agreement by an independent surveyor not in the employ of the Landlord or the Landlord's managing agent appointed by the President for the time being of the Royal Institution of Chartered Surveyors on the application by either party whose decision shall (save as to any question of law and manifest error) be final and binding) and the Tenant will keep the Landlord indemnified from all and any claim in respect of the foregoing liabilities

(b)            In the event of the premises having been unoccupied for any period during the said term and in consequence the Landlord shall not obtain the maximum statutory relief from payment of rates then if at that time the relevant authority for rates is empowered to levy rates on unoccupied property to pay to the Landlord on demand (in addition to any sum due to the rating authority) a sum equal to (and indemnify the Landlord against) the amount of rates payable during or after the end of the said term to the rating authority for a period equal to the relevant period during the said term which the premises were unoccupied

(4)           From time to time and at all times during the said term well and substantially to repair amend cleanse and keep in good and substantial repair and condition the demised premises including the doors windows and skylights and the frames thereof (except damage by risks against which the Landlord shall have insured) (but subject however to sub-Clauses (11) and (12) of this Clause and also to the Tenant making up out of his own money the amount of any excess the Landlord's insurers may have required) and all things which now are or at any time during the term shall be fixed to the demised premises or belonging thereto and also so far as the same are within and solely serve the demised premises all wires cables cisterns and parts of the sanitary electrical gas drainage and water and any air conditioning and/or central heating systems and apparatus and all appurtenances belonging to the demised premises of whatsoever nature
(5)           To repair or replace forthwith by articles of similar kind and quality any fixtures fittings plant and equipment (other than tenant's own or trade fittings) upon the demised premises which shall be damaged worn out or removed and to replace all missing keys and renew all washers to taps and ball valves (if any) as and when necessary and to keep all water pipes and water fittings in the demised premises protected from frost leakage or other occurrences and be responsible in all respect for all damage caused to the demised premises or any other property (real or personal) through the bursting overflowing leaking or stopping up of such pipes and fittings however occasioned
(6)           In every fifth year of the said term and in the last year thereof whether determined by effluxion of time or otherwise to burn off if necessary and to paint the inside wood ironwork and other parts of the demised premises usually painted with two coats of good quality paint and with good materials to paper distemper and whiten and colour the remaining parts of the interior of the demised premises usually so treated in a proper and workmanlike manner and whenever necessary to wash down all interior washable surfaces the scheme of decorating in the last year of the term to be approved by the Landlord
(7)           Within three months after service of every notice of any default or want of repair and/or decoration or of any breach (whether continuing or past) of any covenant herein contained or sooner if requisite to commence and diligently thereafter to proceed to repair and make good the same or remedy such breach to the reasonable satisfaction of the Landlord and that if the Tenant shall not within three months after service of such notice or sooner if requisite commence and proceed diligently with the execution of the repairs and works or remedy the breach of covenant referred to therein the Landlord may (but shall not be obliged to and without prejudice to the rights of re-entry forfeiture and otherwise herein contained) enter the demised premises with or without appliances and execute such repairs and works or remedy such breach and the cost thereof (including any legal costs and surveyor's fees and other charges costs and expenses reasonably and properly incurred by the Landlord in respect of such repairs and works and the remedying of such breach) shall within 14 days of demand therefor from the Landlord be repaid by the Tenant to the Landlord as liquidated damages and be recoverable forthwith as rent in arrear or otherwise
(8)           At the expiration or sooner determination of the term:
(a)            quietly to yield up the demised premises in such repair decoration as is required by this Lease and in a clean and tidy condition
(b)            to remove any partitions and other similar alterations and additions to the demised premises at the end or sooner determination of the term erected or made by the Tenant (or by anyone employed by the Tenant in that regard) which the Landlord shall require the Tenant to remove the Landlord giving the Tenant a reasonable period of notice of such requirement and to repair to the reasonable satisfaction of the Landlord all damage caused by the removal therefor of other tenants or trade fixtures and fittings and that if the Tenant shall not have removed such partitions and other similar alterations and additions before the end or sooner determination of the term after having been required so to do the Tenant shall forthwith on demand pay to the Landlord a sum equal to the reasonable cost of removing the same and making good all damage caused thereby
(9)           Forthwith to notify the Landlord or where appropriate the Landlord's managing agents or representatives of any wants of repair which the Landlord is liable to carry out hereunder
(10)           Not to cause or permit there to be damaged obstructed or used in such manner as to cause any nuisance damage or annoyance such parts (if any) of the demised premises as are enjoyed in common with others or are unbuilt on and any forecourt or other area of entrance hall passageway staircase leading or giving access to the demised premises or over which the Tenant may enjoy rights of access or use and not to cause or permit any obstruction or damage to any gutters drains sewers pipes in or serving the demised premises or any premises of which the demised premises form part and in the event of any such obstruction or damage forthwith to make good the same to the satisfaction of the Landlord
(11)        That nothing shall be done on the demised premises which may increase the premium payable for the insurance of the demised premises or of any premises of which they form part or of any adjoining premises owned by the Landlord which may make void or voidable any policy for such insurance and upon the happening of any event or thing against which insurance has been effected as herein provided to give notice thereof to the Landlord as soon as the Tenant becomes aware of the same PROVIDED that in the event that as a result of any breach by the Tenant of this covenant the premium above mentioned shall be increased the Landlord may recover the amount of such increase from the Tenant as rent in arrear
(12)         If the monies received under any insurance policy shall as a result of any act statement default or omission of the Tenant be insufficient to make good any damage to or destruction of the Building the Tenant shall make up such deficiency out or its own monies
(13)
At the Tenant's cost to comply in all respects with and do anything required under all legislation whether ordinate or subordinate both present and future and under all requirements of any local or public authority so far as they may in any respect affect the demised premises or the user thereof or the employment or residence therein of any person or the use of any plant machinery fixtures or chattels therein and to execute any works and do any thing required to be executed or done (whether by the Landlord or the Tenant) thereunder by any competent person and to indemnify the Landlord against all liability and expense whatsoever arising out of or in connection with such enactments or of or incidental to the execution of such works or thing PROVIDED THAT insofar as the same shall relate to the Building as a whole or to any part thereof not included in the demised premises and are not the sole responsibility of any other tenant under the covenants contained in any other lease the Tenant shall contribute a just and equitable proportion of the total expense of such compliance such proportion to be determined conclusively by an independent surveyor appointed by the President for the time being of the Royal Institution of Chartered Surveyors on the application of either party and not in the employ of the Landlord or the Landlord's managing agents who shall act as an expert and not as an arbitrator and whose decision (save as to any question of law or manifest error) shall be binding on the parties

(c)            To keep the Landlord indemnified against all actions suits or other proceedings claims or demands relating to the demised premises which may be brought on or made against the Landlord by reason of the covenant contained in paragraph (a) of this sub-Clause not having been complied with
(14)           Not to give any acknowledgement that the Tenant enjoys the access of light or air to any windows or openings in the demised premises by the consent of any third party nor to pay any money or give any other consideration to any third party nor to enter into any agreement with any third party for the purpose of inducing or binding any third party to abstain from obstructing the access of light or air to any windows or openings and that no window or light belonging to the demised premises or any other buildings belonging to the Landlord shall be stopped up darkened or obstructed and that no new window light opening doorway path passage drain or other encroachment easement right or privilege shall be made or acquired on against or affecting the demised premises And if any such matter as aforesaid shall be made or acquired or attempted to be made or acquired to give immediate notice thereof to the Landlord on the Tenant becoming aware of the same and at the Landlord's reasonable request but at the cost of the Landlord to adopt such means and take such proceedings as may be reasonably necessary or reasonably expedient for preventing any such encroachment or the acquisition of any such easement right or privilege failing which the Landlord shall have the power on seven days previous written notice to the Tenant to enter upon the demised premises at reasonable times for the purpose of doing the same
(16)	(a)
Subject as hereinafter provided to permit the Landlord and its agents and all others authorised by it (including any mortgagee or prospective mortgagee or purchaser of any reversionary interest during the term) with or without workmen and others at all reasonable times during the term on giving seven days prior written notice to enter upon the demised premises [or any lawful purpose and in particular in order to inspect and measure the same and ascertain how the same are being used and occupied and to estimate the value thereof for insurance and mortgage or other purposes and to view the state and condition thereof and take inventories of the Landlord's fixtures and fittings therein and prepare schedules of any dilapidations the Landlord as soon as reasonably practicable making good to the reasonable satisfaction of the Tenant any damage to the demised premises caused by the exercise of the right hereby reserved and causing as little interference interruption or damage to the Tenant the business of the Tenant and the contents of the demised premises as possible

(b)	(i)
To permit the Landlord and its agents and all others authorised by it and the owners and occupiers of the remainder of the Building and any other adjoining premises with or without workmen and others and appliances at all reasonable times during the term on giving fourteen days prior written notice (except in the case of emergency) to enter the demised premises for the purpose of repairing maintaining replacing cleansing or executing alterations to or upon the central heating system in the Building the remainder of the Building and such adjoining premises or for the purpose of erecting new buildings or structures 0 f any kind thereon or for the purpose of executing and doing such repairs and other works in or about the demised premises which as between the Landlord and the owners or tenants of the remainder of the Building or any adjoining property the Landlord may be obliged to execute and do and which the Tenant after reasonable notice shall refuse or neglect to do the persons exercising such right causing as little damage as possible and as soon as reasonably practicable making good to the reasonable satisfaction of the Tenant all damage to the demised premises thereby occasioned

(ii)
Subject to there being no undue interference with or interruption to the Tenant's business not to hinder or obstruct the persons exercising the rights granted by the immediately foregoing sub-Clause in any way and to permit them to bring tools equipment and machinery of any nature through the demised premises or any part thereof and to erect and keep scaffolding in front thereof without unnecessary delay or obstruction

(c)
To permit the Landlord and its agents and all others authorised by it with or without workmen and appliances to enter on the demised premises at all reasonable times upon prior appointment (except in case of emergency) in order to exercise any rights hereby excepted and reserved as soon as reasonably practicable making good to the reasonable satisfaction of the Tenant all damage to the demised premises thereby occasioned

(d)
To permit the Landlord and its agents and all those anthorised by it at any time upon seven days prior written notice having been made within six months before the expiration or sooner determination of the term and at any reasonable time during the term in the event of the Landlord wishing to dispose of its interest in the demised premises at reasonable times and affix on any suitable part thereof (but without interfering with the trade of the Tenant or the use of the demised premises by the Tenant or the access to the demised premises or access of light to the demised premises) notice boards or bills for reletting or disposing of the same and not to deface alter remove Of conceal remove or obscure the same and to permit all persons by order in writing of the Landlord or its respective agents to enter into and view the demised premises or any part thereof at reasonable hours by prior appointment with the Tenant without interruption or molestation

(16)         (a)           That no additional building or erection shall be placed or erected on any part of the demised premises and that no structural alteration improvement or addition or otherwise shall be made in or to the demised premises and not to cut alter weaken injure maim divide or remove any part thereof or of the roofs foundations walls ceilings or floors thereof and not to merge the demised premises with any adjoining premises and within a reasonable time on notice being given by the Landlord or its agent in that behalf to remove any alterations additions or other such things and/or reinstate the demised premises to their former state and condition
(b)           That no non-structural alteration shall be made to the demised premises without the prior consent in writing of the Landlord (which consent shall not be unreasonably withheld or delayed)

(17)           That no aerial pole mast sign fascia placard bill notice trade or other poster placard or notification whatsoever shall be placed or affixed on or to the outside of the demised premises or on the inside so as to be visible from the outside without the prior written consent of the Landlord

(18)           Not to permit to be done upon or near the demised premises anything which may be or become a nuisance annoyance disturbance or cause inconvenience or damage to the Landlord or to the owner or occupiers of adjoining or neighbouring properties and in particular not to permit music or other sound to be played or made in the demised premises so as to be audible in any other parts of the Building or outside the same nor to allow refuse to accumulate in any part thereof but to arrange for the removal thereof at least once a week

(19)           That the floors of the demised premises shall not be overloaded and that nothing shall be done or brought on the demised premises which may in the Landlord's reasonable opinion by reason of weight or vibration cause or be likely to cause danger damage or strain to the floors ceilings or structure of the demised premises or of the Building or any part thereof and (without prejudice to the foregoing) that no machinery shall be installed or kept in the demised premises

(20)	(a)
Not to use the premises other than as offices within Use Class B I (a) of the Use Classes Order 1987 (as amended) and it is hereby agreed and declared that there is not and shall not be implied any representation or all)' warranty or other obligation on the part of the Landlord that such is the permitted use for the purpose of the Planning Acts and that no consent which the Landlord may hereafter give to any change of use shall be or be taken to imply any such representation or warranty or other obligation
(b)            Business shall not be carried on at the premises other than between the hours of8.00 a.m. and 6.00 p.m. on Mondays to Fridays and 9.00 a.m. and 1.00 p.m. on Saturdays and in case of emergency only outside those hours (subject to the provisions of sub-clause (18) above). Provided that the restrictions in this sub-clause 3(20)(b) shall not apply to Photo Therapeutics Limited and may varied by written consent of the Landlord (which may not be unreasonably withheld) and it is hereby provided that the Landlord in considering any application to vary shall have regard to the potential effect of any variation on the other occupiers of the building and the occupiers of any neighbouring property
(21)	(a)
Not to assign or charge part only of the premises or underlet (except as provided below) or part with or share the possession or occupation of the whole or any part of the premises save that the Tenant may share the occupation of the premises with companies which are members of the same group (as defined in section 42 of the Landlord and Tenant Act 1954) as the Tenant but so that no tenancy or legal estate is transferred or created thereby

(b) Not to assign or charge the whole of the premises without the consent in writing of the Landlord (such consent not be unreasonably withheld) PROVIDED THAT the Landlord may as a condition of granting consent to any assignment require that
(i)
the assignee enter into a deed for the purpose of covenanting with the Landlord that the assignee will (until he shall have assigned this lease with the prior written consent of the Landlord and otherwise in accordance with the terms of this lease) pay the rent hereby reserved and perform and observe the covenants on the part of the Tenant and the conditions herein contained

(ii)	if the assignee is a corporation one or more of its directors (or some other person or persons of adequate financial standing) enter into a deed for the purpose of covenanting with the Landlord in the terms set out in clause 8 (mutatis mutandis)
(iii)
the assignor and (to the extent to which it is lawful to do so) any surety for the assignor (or if the surety shall then not be of adequate financial standing some other person or persons reasonably acceptable to the Landlord) enter into an authorised guarantee agreement (as provided for in section 16 of the Landlord and Tenant (Covenants) Act 1995) to contain provisions similar to those set out in clause 8 but with such modifications as the Landlord shall reasonably require to make them applicable to the assignee and to ensure that the requirements of the said section 16 are satisfied

(iv)
there are produced to the Landlord properly audited accounts of the assignee showing for three consecutive years ending with a date not earlier than one year before production the net profit of the assignee (before tax but after the payment of any royalties or other commission to any associated or holding company of the assignee or any shareholder of the assignee) to be a figure of not less than three times the amount of the rents payable under this lease at the date of production

(v)
(if it is reasonable to do so) the assignee furnish the Landlord with the guarantee of some person of financial standing acceptable to the Landlord in the terms set out in clause 8 (mutatis mutandis) and in deciding whether the financial standing of the proposed guarantor is acceptable the Landlord shall act reasonably

(vi)
if it is reasonable to do so the assignee shall provide the Landlord with a deposit to be available to the Landlord upon the assignee's default and to be in such amount and to be held by the Landlord or its managing agent for such period as the Landlord may reasonably require and will enter into a deed setting out the terms upon which the deposit is to be held in such form as the Landlord may reasonably require and the assignee shall pay the Landlord's solicitor's reasonable costs for the preparation of such deed

(vii)
the assignor shall pay the reasonable costs of the Landlord's solicitors and surveyors and managing agents incurred in or in contemplation ofany application for any such consent (whether or not the same is granted and whether or not the same is withheld) and shall when making such application provide a solicitors' undertaking for the payment of such costs

(viii)
the Landlord shall not be obliged to consent to an assignment of this lease to a person who intends to use the premises for a trade or business which in the opinion of the Landlord is undesirable or inappropriate to be carried on in the premises but the Tenant may refer the Landlord's decision to an independent Chartered Surveyor appointed by the President ofthe Royal Institution of Chartered Surveyors and whose decision shall be conclusive

(c)
Subject to the Landlord's prior written consent (which shall not be unreasonably withheld) the Tenant (being Photo Therapeutics Limited only) may underlet the whole or part of the demised premises provided that:

(i)	any underlease contains a lawful agreement excluding in relation to the tenancy to be created by that underlease the provisions of sections 24 to 28 (inclusive) of the Landlord and Tenant Act 1954 and
(ii)	the Tenant has produced to the Landlord such evidence as the Landlord requires as to the lawfulness of the agreement
(d)	Provided further that the Landlord may as a condition of granting consent to any such underletting require that:
(i)
any permitted underlease granted by the Tenant shall contain an absolute covenant on the part of the undertenant against alienation of part only of the premises and also a covenant on the part of the undertenant not to assign charge underlet or part with the possession ofthe premises without the consent in writing of the Landlord, and

(ii)	no underlease or tenancy of the premises shall be granted at a premium or otherwise than at a market or rack rent and no rent thereunder shall be payable or accepted in respect or any period in excess of six months in advance, and
(iii)
before any permitted underletting of the whole of the demised premises the underlessee shall enter into a direct deed of covenant (in a form reasonably specified by the Landlord) with the Landlord to observe (until it shall have assigned the underlease with the prior written consent of the Landlord and otherwise in accordance with the terms of this lease) and perform the covenants on the part of the tenant and the conditions contained in this lease (except the covenant to pay the rent)

(22)             Within one month after any assignment underletting mortgage charge surrender or other disposition or devolution of any interest in the demised premises to give notice thereof and produce a certified copy of the relevant document to the solicitor to the Landlord and to pay its reasonable fee for the registration thereof
(23)             To pay to the Landlord on demand all reasonable and proper costs charges and expenses (including legal costs and surveyor's fees and other professional fees and bailiffs charges and commission) which may be incurred by the Landlord
(a)           incidental to the preparation and service of a Notice under Section 146 of the Law of Property Act 1925 or in contemplation of any proceedings under Section 146 or 147 of that Act notwithstanding that forfeiture is avoided otherwise than by relief granted by the Court
(b)           in connection with the preparation and service of any notice served under or pursuant to this Lease or any schedule relating to the repair or condition of the demised premises (and the supervision of any works carried out pursuant thereto) whether during or at or after the end or sooner determination of the term hereby granted
(c)           in connection with any application by the Tenant for any licence or consent whether or not the same shall be granted or refused or the application withdrawn
(d)           in or in contemplation of claiming or recovering any arrears of rent or in connection with any breach by the Tenant of any of its obligations hereunder whether or not the Landlord shall pursue such matters by proceedings in the Court all of which payments shall be recoverable as rent in arrear

(24)         (a)           The Tenant covenants to pay to the Landlord by way of additional rent Value Added Tax (if any chargeable in respect of any payment made by the Tenant under any of the terms of or in connection with this Lease such Value Added Tax (to be payable in addition to the aforesaid payments
(b)           In every case where the Tenant has agreed to reimburse the Landlord in respect of any payment made by the Landlord under the terms of or in connection with this Lease the Tenant shall also reimburse any Value Added Tax paid by the Landlord on such payment unless the Value Added Tax is recovered by the Landlord

(c)           Any reference to Value Added Tax in this Lease shall include any tax ofa similar nature that may be substituted for it or levied in addition to it

(d)           Nothing in this clause shall be construed as an exercise by the Landlord or an agreement by the Landlord to exercise the election to waive exemption for Value Added Tax purposes

(25)           The Tenant will:
(a) use its best endeavours to procure that the Tenant is registered at the Land Registry as proprietor of this Lease as soon as reasonably practicable; and

(b) use its best endeavours to procure that all rights granted or reserved by this lease are properly registered against the affected title(s)

(c) deliver to the Landlord within 10 days of registration official copies of the registered title evidencing that the Tenant is the registered proprietor of this lease

(26)           At the expiration or earlier determination of the Term:
(a) deliver to the Landlord the original lease and all other title deeds and documents relating to the premises; and

(b) execute such other deeds or documents as the Landlord shall reasonably require in order to cancel any entry or title registered at the Land Registry relating to this lease

(27)           To conform with such arrangements as may from time to time be notified by the Landlord for the collection and disposal of refuse and rubbish and in particular shall store all refuse in well closed bins, recycling boxes or black refuse bags placed within the refuse storage compartments forming part of the demised premises and shall at all times keep the doors of such compartments fastened shut.
4.           THE Landlord covenants with the Tenant (but only so long as the reversion remains vested in the Landlord):
(1)           That the Tenant paying the rent hereby reserved and performing and observing the covenants on the part of the Tenant hereinbefore contained shall and may peaceably and quietly hold and enjoy the demised premises for the term hereby granted without any interruption by the Landlord or any person lawfully claiming under or in trust for the Landlord
(2)           (a)           To insure or cause the Building to be insured against
(i)           loss or damage by fire storm tempest Hood explosion lightning aircraft and articles dropped therefrom and such other risks which the Landlord may reasonably require to be insured in a sum equal to the full cost of reinstatement thereof (including all architects and surveyors and other professional fees demolition site clearance and the cost of any work which might be required by or by virtue of any Act of Parliament) and

(ii)           at least three years loss of rent

(b) If and whenever during the Term:-

(i)           the premises or any part thereof or the means of access thereto are damaged or destroyed by an insured risk and

(ii)           the payment of the insurance monies is not refused in whole or in part by reason of any act or default of the Tenant or anyone at or near the premises expressly or by implication with the Tenant's authority the Landlord will with all convenient speed take such steps as may be requisite and proper and obtain any planning permissions or other permits and consents that may be required under the Planning Acts or other Statute for the time being in force to enable the Landlord to rebuild and reinstate the premises and will as soon as these have been obtained spend and layout all monies received in respect of such insurance (except sums in respect of loss of rent) in rebuilding or reinstating the premises so destroyed or damaged Provided that the Landlord shall not be liable to rebuild or reinstate the premises if the Landlord is unable (having used all reasonable endeavours) to obtain all planning permissions permits and consents necessary to execute such rebuilding and reinstating or if this Lease shall be frustrated or if the rebuilding or reinstating is prevented for any other reason beyond the control of the Landlord in which event the Landlord shall be entitled to retain all the insurance monies received by the Landlord
(3)	When necessary to maintain repair and (where appropriate) to decorate at least in every fifth year of the Term (as respects the exterior of the Building)
(i)             the structural walls roofs slabs floors columns and foundations of the Building (other than such as form part of the demised premises)

(ii)             all apparatus pipes sewers cisterns tanks conduits cables wires ducts channels flues watercourses and drains forming part of the Building (save insofar as they may be repairable by a statutory authority) other than those included in this demise or in the demise of any other part of the Building and any other part of the Building not included in this demise or the demise of any other lease in the Building and intended for the use by the Tenant in common with the owners or tenants of the other parts of the Building

(4)           Notwithstanding anything herein contained the Landlord shall not be liable to the Tenant in respect of any temporary failure due to matters beyond the Landlord's control to provide the works and services referred to in the preceding sub-Clause

5.	(a)
THE rent payable hereunder shall be reviewed at the end of the fifth year of the Term (hereinafter referred to as "the review date") and as and from the each review date the reviewed rent (calculated and determined in accordance with the following provisions of this Clause) shall become payable in all respects as if it were the rent hereby reserved

(b)           The reviewed rent shall be the greater of either
(i)           the rent payable hereunder immediately preceding the review date or

(ii)           the market rent of the premises at the review date
(c)           The expression "the market rent" shall mean the best yearly rent which would reasonably be expected to become payable in respect of the premises after the expiry of a rent free period of such length as would be negotiated in the open market between a willing landlord and a willing tenant upon a letting of the premises as a whole by a willing landlord to a willing tenant in the open market with vacant possession without a premium for (he term originally granted by this Lease subject to provisions to the same effect (other than the amount of the rent) as those contained in this Lease there being disregarded:-
(i)           any effect on rent of the fact that the Tenant its sub-tenants or their respective predecessors in title have been in occupation of the premises

(ii)           any goodwill attached to the premises by reason of carrying on at the premises of the business of the Tenant its sub-tenants or their predecessors in title in their respective businesses

(iii)           any increase in rental value of the premises attributable to the existence at the review date of any improvement to the premises and carried out with consent where required otherwise than in pursuance of an obligation to the Landlord or its predecessors in title either:

(1)           by the Tenant its sub-tenants or their respective predecessors in title during the Term or during any period of occupation prior thereto arising out of an agreement to grant such term or

(2)           by any tenant or sub-tenant of the premises before the commencement of the Term so long as the Landlord or its predecessors in title have not since the improvement was carried out had vacant possession of the relevant part of the premises

(iv)           any effect on the rent of an obligation on the part of the Tenant to reinstate alterations to the premises

(v)           any depreciating effect on the rent of sub-clause (ix) of this clause but on the assumptions (if not facts)

(vi)           that the Tenant has complied with all its covenants and obligations hereunder

(vii)           that the premises are fit for and fitted out and equipped for immediate occupation and use and are used for such purposes (being purposes permitted by (his Lease or by any licence given hereunder or by law) as are likely to produce the highest yearly rent

(viii)           that no work has been carried out on the premises by the Tenant its subtenants or their predecessors in title during the Term which has diminished the rental value of the premises and if the premises have been destroyed or damaged they have been fully restored
(ix)           that any Value Added Tax payable by the Tenant upon or in relation to the rent and other monies payable by the Tenant from time to time hereunder or which would be payable by any proposed assignee will be recoverable from HM Revenue and Customs or credited in full against and deducted from output tax due from such Tenant or proposed assignee
(d)           The Landlord and the Tenant shall endeavour to agree the market rent at any time not being earlier than twelve months before the review date but if they shall be unable to agree such rent by the review date the amount of the rent payable shall be determined by reference to the arbitration of an arbitrator (who shall be a surveyor or valuer specialising in the valuation of commercial properties in the district in which the premises are situated) nominated by the president for the time being of the Royal Institution of Chartered Surveyors on the application either of the Landlord or of the Tenant and the costs of such arbitration shall be in the award of the arbitrator whose decision shall be final and binding on the parties hereto PROVIDED ALWAYS that time shall not be of the essence in agreeing or determining the reviewed rent or of appointing an arbitrator
(e)           If the market rent shall not have been agreed or determined pursuant to the provisions of this Clause before the review date then until the market rent shall have been so agreed or determined the Tenant shall continue to pay on account rent at the rate payable immediately before the review date and when the market rent shall have been agreed or determined upon the next day thereafter on which an instalment of rent is payable the Tenant shall pay to the Landlord all arrears of the reviewed rent which shall have accrued in respect of the period since the review date together with interest thereon for the said period at the rate of four per cent per annum above the base lending rate of Lloyds TSB Bank, PLC ..

6.           PROVIDED and the Tenant also covenants with the Landlord

(1)           If the rents or any part thereof shall be unpaid for fourteen days after becoming due (whether formally demanded or not) or if there shall be any breach non-observance or non-performance of any Tenant's covenants herein contained or if the Tenant (not being a Company) shall become insolvent or bankrupt or have a Receiving Order made against him or an interim receiver of his property is appointed or enter into any arrangement or composition for the benefit of creditors or permit any execution to be levied on the premises or (being a Company) shall enter into liquidation (whether compulsory or voluntary save for the purposes of amalgamation or reconstruction without insolvency) or an Administration Order is made in relation to the Tenant or if a receiver or manager (whether or not an administrative receiver) of the Tenant's property or part thereof or the income arising therefrom shall be appointed the Landlord may enter the premises or any part thereof in the name or the whole and thenceforth peaceably hold and enjoy the same as if these presents had not been made but without prejudice to any right of action or remedy of the Landlord in respect of any antecedent breach of any of any of the covenants by the Tenant herein contained

(2)            If any rent or other monies payable by the Tenant hereunder shall not be paid on the date on which they are payable the Tenant shall pay interest thereon from such date as well after as before any Judgment calculated on a day to day basis at a rate (hereinafter called "the agreed rate") equal to four per cent per annum over the Base Rate for the time being of Lloyds TSB Bank PLC until they shall have been paid or until the earlier termination of the term hereby granted Provided that if any rent (but not other monies) shall be paid within seven days of the date on which the same shall be payable the Landlord shall accept the same without requiring the payment of interest

(3)           Nothing herein contained shall by implication of law or otherwise confer on the Tenant any easement right privilege licence or advantage save as herein expressly provided over any property adjoining opposite or near to the demised premises now or hereafter belonging to the Landlord and further the Landlord and any person through whom the Landlord derives title shall be entitled without obtaining any consent from the Tenant to alter build on re-develop use or otherwise deal with or permit any tenant to alter build on re-develop use or otherwise deal with any such property and underpin raise and use any party wall or structure notwithstanding that the light or air of the demised premises shall be thereby diminished or otherwise prejudicially affected (but not so that access to the demised premises shall be rendered impossible or seriously inconvenienced nor so that the demised premises or any part of them shall be rendered unusable for the purpose of the trade or business hereby authorised) and the Tenant shall not be entitled to compensation for any damage annoyance inconvenience or disturbance caused thereby

(4)           The Landlord shall not be liable to the Tenant or to any other person for any accident loss or damage suffered by the Tenant or any other person or to the demised premises or to any goods or property of the Tenant or any other person by reason of any act or omission whether negligent or otherwise of any servant contractor agent or tenant of the Landlord or any other person or by reason of any breakdown bursting stoppage leakage breakage defect of or damage to any boiler pipe appliance wire apparatus lift machinery or thing in or in connection with or used for the purpose of the demised premises or the Building PROVIDED ALWAYS that this sub-Clause shall not be construed as relieving the Landlord from liability for breach by the Landlord of any of the covenants by the Landlord herein contained

(5)           If the demised premises or the means of access thereto shall be so destroyed or damaged by any of the insured risks as to be unfit for occupation and use and provided that the insurance of the demised premises shall not have become void or voidable in whole or in part and shall not have been reduced as the result of any act or omission of the Tenant or any servant agent or Licensee of the Tenant the rent payable hereunder or a due proportion according to the nature and extent of the damage sustained shall forthwith cease to be payable either until the demised premises shall be rebuilt or reinstated so as to be fit for occupation and use or until the expiration of three years from the date of the damage or destruction whichever shall be the earlier

(6)           Section 196 of the Law of Property Act 1925 shall apply hereto and shall be extended so that:-
(a)           it shall apply to all notices and demands and to all proceedings in the Court served under or arising out of or in respect of this Lease

(b)           where the Tenant comprises more than one person service on any one of them shall be deemed service on all of them and service upon the Tenant shall also be deemed to be service on any guarantor of or surety for the Tenant's obligations hereunder and

(c)           service may be effected by posting the relevant document by recorded delivery or by registered post in a pre-paid envelope addressed in the case of the Tenant or any guarantor of or surety for the Tenant (otherwise than as aforesaid) to its registered office (if any) or to the demised premises and in the case of the Landlord to its registered office (if any) or other last known address and service shall be deemed to have been effected forty eight hours after the time when it was posted and in proving such service it shall be sufficient (but not essential) to prove that the envelope containing the relevant document was properly addressed stamped and posted by recorded delivery post

7.
If the Tenant wishes to determine this lease on the expiry of the fifth year of the Term and shall give to the Landlord 6 months' notice in writing and the Tenant shall up to the time of such determination pay the rents reserved by this lease then upon the expiry of such notice and the giving of vacant possession to the Landlord the Term shall immediately cease and determine but without prejudice to the respective rights of either party in respect of any antecedent claim or breach of covenant

8          IN consideration of the grant of this Lease to the Tenant having been made at the Surety's request the Surety hereby covenants with the Landlord as follows:
    (a) That the Tenant will perform and observe the entire Tenant's covenants and other stipulations in this Lease during both the Term and any continuation or renewal thereof
    (b) That the Surety will make good to the Landlord all loss damage costs and expenses suffered or incurred by the Landlord as a result of the Tenant defaulting in the observance or performance of his covenants and other stipulations as referred to above
    (c) That no neglect or forbearance of the Landlord in or the granting of time to the Tenant before enforcing the observance or performance of covenants and stipulations nor any refusal by the Landlord to accept rent tendered by or on behalf of the Tenant shall in any way discharge the Surety or affect his liability hereunder
    (d) That if a liquidator or trustee in bankruptcy shall disclaim this Lease or if the Tenant (being a Company) shall cease to exist the Surety will at the written request of the

Landlord made within six months of such disclaimer or cesser forthwith enter into a Lease of the premises [or the residue of the Term unexpired as at the date of such disclaimer or cesser upon the same terms (mutatis mutandis) as this Lease and in such case the Surety shall pay the costs of the new Lease and execute and deliver to the Landlord a Counterpart thereof

9.
A PERSON who is not a party to this lease has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this lease but this does not affect any right or remedy of a third party which exists or is available apart from that Act.

IN WITNESS whereof the parties hereunto have executed and delivered this instrument as a deed on the date at the head of this instrument

SCHEDULE 1

Part 1 – Description of the Demised Premises

ALL THOSE premises on the ground and first floors of the Building known as 105/ 109 Sumatra Road London NW6 IPL shown edged red on the plan annexed TOGETHER WITH the rights specified in Part 2 of this Schedule but EXCEPT AND RESERVING unto the Landlord as specified in Part 3 of this Schedule

Part 2 -Rights and Easements Granted

1.           The right of subjacent and lateral support to and protection of the demised premises as the same are at present enjoyed

2.           The right to use repair and maintain all pipes wires cables cisterns and other apparatus and services for the supply of gas water and electricity and for drainage which exclusively serve the demised premises and are laid in on or through the remainder of the Building

3.           The right at any time during the term but (except in emergency) only after giving reasonable prior notice to the Landlord or other the occupier of the remainder or the Building to enter (or in emergency to break and enter) the remainder of the Building in order to:-

           (a)           execute any repairs or other works which should or may be executed by the Tenant under the provisions of this Lease or in order to comply with any of the covenants and conditions on the part of the Tenant herein contained and
   (b)           to inspect and maintain repair renew and replace the services in the remainder of the Building which exclusively serve the demised premises the Tenant or other person exercising such rights doing so with as little interference inconvenience or damage to the remainder of the Building and to the tenants and occupiers thereof as possible and as soon as reasonably practicable making good all damage thereby caused

Part 3 -Rights Excepted and Reserved
All easements quasi-easements rights and privileges now enjoyed over in or against the demised premises and also the right for the Landlord in common with the tenants or occupiers of the remainder of the Building and all others authorised by the Landlord or otherwise entitled thereto
(1)            To use repair and maintain all pipes wires cables cisterns and other apparatus and services for the supply of gas water and electricity and for drainage laid in on or through the demised premises during the term
(2)           At any time during the term but (except in emergency) only after giving reasonable prior notice to the Tenant to enter (or in emergency to break and enter) the demised premises in order (a) to inspect or execute works in connection with such easements and other rights as aforesaid (b) to view the condition of or execute works upon any adjacent premises and the right to build on or into any exterior wall of the demised premises (c) to execute any repairs to exterior walls of the demised premises (d) to execute any repairs or other works which should or may be executed by the Landlord under the provisions of this Lease and (e) to inspect maintain repair renew and replace the boilers hot water and central heating systems and apparatus the person exercising such rights doing so with as little inconvenience interference or damage to the demised premises and to the Tenant as possible and as soon as reasonably practicable making good all damage thereby caused to the demised premises to the reasonable satisfaction of the Tenant
(3)            Of subjacent and lateral support to and protection of the remainder of the Building as the same are at present enjoyed from the demised premises
(4)           In case of fire or other emergency to pass and re-pass over and through the demised premises from the remainder of the Building
(5)           to erect scaffolding notwithstanding that such scaffolding may temporarily restrict the access to or use and enjoyment of the demised premises and provided that such scaffolding shall be removed promptly upon completion of the works requiring its erection and that all such works shall be carried out as quickly as possible

SCHEDULE II -RENT

Until the 1st  day of September 2013 a peppercorn and thereafter the yearly rent of £44,800 (exclusive of Value Added Tax) payable by equal quarterly payments in advance on the usual quarter days subject to review as provided above the first such payment (being in respect of the period of 3 months commencing on the 1st day of September 2013) to be made on the completion of this lease

Signed as a deed by MAESTRO

PROPERTIES LIMITED acting by
Andrew Kasriel a director in the                                                                /s/ Andrew Kasriel
presence of:

Signature of witness …/s/ Ian Strange……………
Witness’s name …IAN STRANGE………………
Address…………384 CITY ROAD..…………….
……………………LONDON.…………………...
……………………ECIV 2QA…………………...
……………………SOLICITOR……….………...
Occupation………………………………...………..

Signed as a deed by PHOTO THERAPEUTICS

LIMITED acting by George Hopmeier            /s/ George Hopmeier

A director in the presence of:

Signature of witness …/s/ Moran Tabak……..…
Witness’s name …MORAN TABAK……...……
Address………… 15 KIDDERPORE AVE......….
……………………LONDON...……………....…...
……………………NW3..75F………………....…...
……………………………………………………...
Occupation……General Manager……...………..

Signed as a deed on behalf of

PHOTOMEDEX, INC, a company

Incorporated in the State of Pennsylvania

In the United States of America by

Being [a] person[s] who, in accordance

With the laws of that territory [is] [are]

Acting under the authority of the company

Authorised [signatory] [signatories]